Exhibit 99.1

SemGroup Energy Partners, L.P.

Announces Pricing of Initial Public Offering; Trading Begins July 18

July 17, 2007 — Tulsa, Okla. – SemGroup Energy Partners, L.P. (“SemGroup Energy Partners”) announced today the pricing of the initial public offering of 12,500,000 of its common units at $22.00 per unit. All of the common units are being offered by SemGroup Holdings, L.P., a wholly owned subsidiary of SemGroup, L.P. (“SemGroup”). SemGroup Energy Partners has also granted the underwriters a 30-day over-allotment option to purchase up to an additional 1,875,000 common units. The common units will begin trading on Wednesday, July 18, on the Nasdaq Global Market under the symbol “SGLP.” The offering is expected to close on or about July 23, 2007.

The common units offered to the public will represent an aggregate 48.9 percent limited partner interest in SemGroup Energy Partners, or approximately 52.3 percent if the underwriters exercise in full their over-allotment option. SemGroup will remain a privately held company and will indirectly own the remaining partnership interests in SemGroup Energy Partners.

Citi and Merrill Lynch & Co. are acting as joint book-running managers for the offering. In addition, Lehman Brothers, RBC Capital Markets, Wachovia Securities, A.G. Edwards, Raymond James, SMH Capital and BOSC, Inc. are acting as co-managers for the offering.

A copy of the final prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., Brooklyn Army Terminal, Attn: Prospectus Delivery Department, 140 58th Street, Brooklyn, New York 11220, phone: 718-765-6732; or Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, Attention: Prospectus Department, New York, New York 10080, phone: 212-449-1000.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state.

About SemGroup Energy Partners

SemGroup Energy Partners was recently formed by SemGroup to own, operate and develop a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners will provide crude oil gathering, transportation, terminalling and storage services primarily in its core operating areas in Oklahoma, Kansas and Texas. A subsidiary of SemGroup is the general partner of SemGroup Energy Partners. As of the closing of this offering, SemGroup Energy Partners will own and operate terminalling and storage facilities with approximately 6.7 million barrels of storage capacity, including approximately 4.8 million barrels of storage capacity located at the Cushing Interchange, two pipeline systems consisting of approximately 1,150 miles of pipeline, and tanker trucks used to gather oil at remote wellhead locations generally not covered by pipeline and gathering systems.

SemGroup Energy Partners’ principal executive offices are located at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136 and its telephone number is (918) 524-5500.

Forward-Looking Statements

Statements about the offering are forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside SemGroup Energy Partners’ control, and a variety of risks that could cause results to differ materially from those expected by management of SemGroup Energy Partners. SemGroup Energy Partners undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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SGLP Investor Relations Contact:

Toll Free Phone: 866.490.SGLP (7457)

Phone: 918.524.SGLP (7457)

Email: investor@semgroupenergypartners.com

For e-mail alerts click here: http://www.b2i.us/irpass.asp?BzID=1505&to=ea&s0

SemGroup Media Contact:

Susan Dornblaser

Phone: 918.524.8365

Email: sdornblaser@semgrouplp.com